AMENDMENT TO THE CUSTODIAN AGREEMENT BETWEEN THE ADVISORS’ INNER CIRCLE FUND II AND BROWN BROTHERS HARRIMAN & CO. DATED NOVEMBER 25, 2014

THIS AMENDMENT to the custodian agreement between Advisors’ Inner Circle Fund II (the “Trust”), acting on behalf of one or more of its series listed in Schedule 1 attached thereto and Brown Brothers Harriman & Co. (“BBH&Co.” or the “Custodian”) dated November 25, 2014, as amended (the “Agreement”) is made as of January 3, 2018 (the “Amendment”).

W I T N E S S E T H:

WHEREAS, the Trust and the Custodian have entered into the Agreement and the parties now wish to amend the Agreement to add additional series of the Trust to Schedule 1 of the Agreement; and

WHEREAS, the Agreement may be amended by written agreement of both the Trust and the Custodian;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Trust and the Custodian hereby agree, as follows:

1.	RQSI GAA Systematic Global Macro Fund shall be added to the Agreement as a new Fund (as defined in the Agreement) and hereinafter shall also be included when a reference to “Fund” is made in this Amendment or the Agreement, as applicable. Schedule 1 to the Agreement is hereby deleted in its entirety and replaced by Schedule 1 attached hereto.

2.	Except as amended hereby, all other provisions in the Agreement shall remain the same.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.		THE ADVISORS’ INNER CIRCLE FUND II

By:	/s/ Elizabeth E. Prickett	By:	/s/ Dianne Descoteaux
Name:	Elizabeth E. Prickett	Name:	Dianne Descoteaux
Title:	Managing Director	Title:	VP & Secretary

SCHEDULE I

TO

THE CUSTODIAN AGREEMENT BETWEEN THE ADVISORS’ INNER CIRCLE FUND II AND BROWN BROTHERS HARRIMAN & CO. DATED NOVEMBER 25, 2015

List of Funds as of January 3, 2018

Westfield Capital Large Cap Growth Fund

Westfield Capital Dividend Growth Fund

R Squared International Equity Fund

Kopernik Global All-Cap Fund

Kopernik International Fund

RQSI Small Cap Hedged Equity Fund

PanAgora Diversified Arbitrage Yield Fund

RQSI GAA Systematic Global Macro Fund